Second Amendment, Extension and Addition to Securities Purchase Agreement dated
                                  July 15, 2004

This Second Amendment, Extension and Addition ("Second Amendment") to Securities Purchase Agreement dated July 15, 2004 between Crestview Capital Master, LLC and Genio Group, Inc. ("Original Agreement") and the Amendment, Extension and Addition to Securities Purchase Agreement dated October 28, 2004 ("First Amendment"), is entered into with respect to the following factual background:

A. The Company urgently requires additional capital, which Crestview is willing to provide only on the terms and conditions herein.

Now therefore, the parties agree as follows:

1. All capitalized terms used but not defined herein shall have the meanings set forth for them in the Original Agreement, the First Amendment and related Transaction Documents.

2. Crestview shall purchase a $150,000 principal amount of Prime Plus 2% Convertible Debenture due April 30, 2005, in the form attached hereto as Exhibit A (the "Prime Debenture").

3. Contemporaneous with such investment, the Company shall reduce the Set Price on Crestview's existing Amended and Restated 8% Convertible Debenture in the principal amount of $1,500,000 from $0.25 to $0.023; and the Exercise Prices of Crestview's Amended and Restated Series A-1 Warrant and Amended and Restated Series A-2 Warrant, each to purchase 900,000 shares of Common Stock, from $0.60 to $0.05. In addition, the Company shall reduce the Set Price on Crestview's existing 8% Convertible Debenture due December 31, 2005 in the principal amount of $300,000 from $0.20 to $0.023 and the Exercise Price on Crestview's Common Stock Purchase Warrant dated October 28, 2004 to purchase 750,000 shares of Common Stock, from $0.40 to $0.05.

In addition, Section 4(d)(ii) of each Debenture and Section 3(c) of each Warrant shall be of no further force and effect from and after the date of issuance of the Prime Debenture.

4. From and after the date of issuance of the Prime Debenture, Crestview shall have the right, but not the obligation, to appoint such number of directors of the Company as shall constitute a majority of the Board of Directors, until such time as the Debentures and the Prime Debenture have been fully converted or otherwise paid in full. None of such directors shall have any obligation to disclose any events set forth in Item 401(f) of SEC Regulation S-K.

5. Upon execution of this Amendment, Crestview shall execute and deliver a release in the form of Exhibit B hereto to each of Timothy R. Curran, Gary Mankoff and Matthew J. Cohen.

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6. All  Underlying  Shares shall be  Registrable  Securities  under the existing
Registration Rights Agreement.

7. Closing of the purchase of the Prime Debenture shall be conditioned on the following occurrences:

         a. One or more investors of whom Steven Horowitz is an affiliate, shall have simultaneously purchased a Prime Debenture in the principal amount of $150,000;

         b. Shai Bar-Lavi shall have tendered to the Company for cancellation and without consideration (other than nominal consideration) all shares of Common Stock beneficially owned by him; and the Company shall have delivered to Crestview (i) a written certification from its Chief Executive Officer, Matthew
J. Cohen, that all of such shares have been tendered and cancelled and (ii) a written certification from Bar-Lavi that he personally has no beneficial or pecuniary interest in any shares which remain outstanding following application of this provision.

8. All other terms and conditions of the Original Agreement and Transaction Documents shall remain in full force and effect.

In witness whereof, the parties hereto have executed this Amendment as of February 15, 2005.

Crestview Capital Master, LLC               Genio Group, Inc.

By:                                         By:     Matthew J. Cohen
Title:                                      Title:  Chief Executive Officer